Exhibit 16.1

PRIVATE & CONFIDENTIAL

Our ref: TCH0942/SS/KZ/A18/CH0768/11

December 30, 2011

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
U. S. A.

Ladies and Gentlemen:

We have read the statements regarding our firm contained in Item 4.01 of Form 8-K of Tianli Agritech, Inc. dated and filed on December 30, 2011, and are in agreement with those statements.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours
Crowe Horwath (HK) CPA Limited

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China

Copy to:         Ms Li Hanying
Chief Executive Officer
Tianli Agritech, Inc.